AGREEMENT OF LOAN FOR OVERALL LIMIT

MEMORANDUM OF AGREEMENT made the 26th day of June two thousand and eight between Universal Biofuels Pvt Limited, a company within the meaning of the Companies Act, 1956, and having its registered office at 4th floor, Aparna Court, 8-200/112/88889, Road No. 2 Banjana Hills, Hyderabad (hereinafter referred to as “the Borrower” which expression shall unless repugnant to the context or meaning thereof be deemed to include its successors and permitted assigns) of the One Part. And STATE BANK OF INDIA, a corporation constituted under the State Bank of India Act, 1955, and having one of its Local Head Offices at Hyderabad and amongst other places a branch at Mid Corporate Loan Administrator Unit, 3/6/281/A/1, First Floor, Hyderguda Main Road, Hyderabad — 500 029 (hereinafter referred to as “the Bank” which expression shall unless repugnant to the context or meaning thereof be deemed to include its successors and assigns of the Other Part.)

WHEREAS by an Application dated the n/a day of n/a the Borrower has requested the Bank to finance the business of the Borrower and to grant to the Borrower all or some or any of the credit facilities that may be agreed upon, from time to time, between the Bank and the Borrower for sums not exceeding in the aggregate the sum of Rs. 2500 lac (Rupees two thousand five hundred lacs only) (hereinafter referred to as the “aforesaid credit facilities”).

AND WHEREAS the Bank has at such request of the Borrower agreed to grant all or some or any of the aforesaid credit facilities subject inter alia to the terms and conditions contained in this Agreement and also in the Hypothecation Agreement (hereinafter referred to as “the security documents”) that may be executed hereafter in respect of the aforesaid credit facilities or any of them and on such other terms and conditions as may be deemed necessary and notified from time to time by the Bank to the Borrower.

NOT IT IS HEREBY AGREED BY AND BETWEEN THE PARTIES as follows:

1.
The Borrower’s application dated n/a and subsequent correspondence with the Bank (hereinafter collectively referred to as “the Borrower’s proposal”) shall be deemed to constitute the basis of this Agreement and of the credit facilities to be granted by the Bank hereinafter and the Borrower hereby warrants the correctness of each and every statement and particulars therein contained and undertakes to carry out the proposal therein set forth.

2.
The Borrower declares and confirms that the aforesaid credit facilities agreed to be granted to the Borrower shall be governed by the terms and conditions as set out in the sanction/arrangement letter No. 0BH/MCSHR/07-08/462 dt. 22.02.08 and OBH/MCSHR/08-09/96 dt. 11.06.2008 as also herein contained, as well as those embodied in the relative security documents.

3.
The Borrower undertakes to notify in writing to the Bank of any circumstances affecting the correctness of any of the particulars set forth in the Borrower’s proposal immediately on the happening or occurrence of any such circumstance.

4.	The Borrower declares affirms confirms and covenants that:
a.
The execution on behalf of the Borrower of this Agreement has been and the execution on behalf of the Borrower of the security documents will be validly authorized and the obligations expressed as being assumed by the Borrower hereinunder and under the security documents by the Borrower constitute and will constitute valid legal and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms;

b.	Neither the execution and delivery hereof and of the security documents by the Borrower nor the performance or observance of any of obligations of the Borrower hereunder or thereunder shall:
i.	Conflict with or result in any breach of laws, statute rule, order, trust, agreement or other instrument, agreement, obligation or duty by which the Borrower is bound; or
ii.
Cause any limitation on any of the powers whatsoever of the Borrower however imposed, on the right or ability of the directors of the Borrower where the Borrower is a company to exercise such powers to be exceeded;

c.	The Borrower is not in default under any law, rule, regulation order, mortgage, trust, instrument, agreement or other instrument, arrangement, obligation or duty by the Borrower is bound;
d.
The copies, certified by the Borrower’s Secretary, of the Certificate of Incorporation and the Memorandum and Articles of Association of the Borrower are true and effective and the Borrower shall not during the currency of this Agreement cause any alteration to be made in any of them without the prior notification to and written consent of the Bank;

e.
The resolution passed by the Borrower in general meeting on n/a consenting under Section 293(id) of the Companies Act, 1956 to the Board of Directors borrowing moneys in excess of the aggregate of the paid up capital of the Borrower and its free reserves, a certified copy of the minutes of which has been delivered by the Borrower to the Bank is and, during the currency of this Agreement, shall remain adequate and effective to enable the Bank to grant and the Borrower to receive the credit facilities aforesaid;

f.
The audited profit and loss account of the Borrower for the year ended n/a and the audited balance sheet of the Borrower as of that date give a true and fair view of the results of the operations of the Borrower for that period and the financial position of the Borrower as of that date and that there has been no material change adverse to the business, assets, conditions or operations of the Borrower since that date;

g.
No litigation or administrative or arbitration proceedings of or before any court governmental authority or arbitrator is presently taking place pending or threatened against the Borrower or against any of the assets of the B;

h.
All necessary resolutions, consents, licenses, approvals and authorizations of the Government of India and any political subdivision thereof and of any governmental ministry, authority, bureau or agency and of any other person or entity required in connection with execution, delivery, performance, validity and enforceability of this A and/or the establishment and continuance of the business activity of the Borrower and the transactions relating thereto have been duly obtained and are in full force and effect and in respect of all payments to be made by the Borrower to the Bank hereunder in foreign currencies are exempt and exonerated from Indian withholding tax and any other taxes assessed or imposed by any Government or taxing authority thereof;

i.
The approval of the Reserve Bank of India in respect of credit facilities granted/to be granted by the Bank in foreign currencies has been duly obtained and a certified copy hereof has been delivered to the Bank;

j.
To take or cause to be taken in respect of credit facilities and repayments thereof in foreign currencies all action which may be or become necessary or appropriate in order to ensure the immediate availability of such foreign currencies for all repayments and discharge of the obligations of the Borrower hereunder;

k.	In the event of default by the Borrower, the bank may:
i.
Apply and/or appropriate and/or set off any credit balance standing upon any account of the Borrower with any branch of the Bank in India or abroad and in whatever currency first in or towards satisfaction of any sum (whether of principal, interest or otherwise) due in the Bank from the Borrower hereunder and;

ii.	In the name of the Borrower as the attorney of the Borrower to do all such acts and execute all such documents as the Bank may consider necessary or expedient in this regard:
l.
There exists no mortgage, charge, hypothecation pledge, lien, encumbrance or other security interest whatsoever over the whole or any part of the undertaking or assets, present or future, including uncalled capital of the Borrower except the following: None

5.
The Bank may at its sole and absolute discretion grant to the Borrower all or some or any of the aforesaid credit facilities either in Indian or foreign currencies by way of overdrafts, demand loans, loans, cash credits (by way of pledge lock and key type, factory type or mundy type or by way of hypothecation or in any other form including working capital term loan), terms loans (including funding of interest or in any other form granted as part of rehabilitation packages), pre-shipment and post-shipment credits, opening of letters of credit, issuing of guarantees including deferred payment guarantees and indemnities, negotiation and discounting of demand and/or usance bills and cheques inland as well as foreign and such other facilities as may be agreed upon, from time to time, for sums not exceeding at any one time in the aggregate the sum of Rs. 2500 Lacs (Rupees Two Thousand Five Hundred Lacs only) to be made available at SBI, Borrower, Hydrabad or at any one or more branches of the Bank or at any one or more branches of any one or more Associate Banks of the Bank in India and/or abroad.

6.
The Bank shall not be required to extend or continue any of the aforesaid credit facilities granted or to be granted to the Borrower otherwise than at the Bank’s sole and absolute discretion and in no circumstances to an amount at any one time exceeding in the aggregate with the interest thereon and other costs, if any, such limit as the Bank may, from time to time, decide in respect of each facility or in the aggregate.

7.
As security for payment and discharge by the Borrower to the Bank of the said sum of Rs. 2500 lacs and interest and costs, charges, expenses and other monies due and payable by the Borrower to the Bank under or in respect of the aforesaid credit facilities or any of them the Borrower shall, as may be required, create in favour of the Bank:

a.	A mortgage in a form satisfactory to the Bank of all the Borrower’s immovable properties both present and future; and
b.
A first charge by way of hypothecation and/or pledge of the Borrower’s entire goods, movables and other assets present and future including documents of title to the goods and other assets such as book debts, outstanding moneys, receivables including receivables by way of cash, assistance and /or cash incentives under the cash incentive scheme or any other scheme, claims, including claims by way of refund of customs/excise duties under the duty drawback credit scheme or any other scheme, bills, invoices, documents, contracts, insurance policies, guarantees, engagements, securities, investments, and rights uncalled capital and all machinery present and future of such form satisfactory to the bank.

8.
The Borrower shall if required, procure irrevocable and unconditional guarantees from its Directors and/or others for the payment and discharge by the Borrower to the Bank of the sum of Rs. and interest, all costs, charges and expenses and other monies due and payable by the Borrower to the Bank under or in respect of the aforesaid credit facilities in the form prescribed by the Bank.

9.
The Bank shall have the absolute right to decide whether or not it will accept as security for the purpose of any/some/all of the aforesaid credit facilities any goods, book-debts, movables and other assets offered from time to time to the Bank by the Borrower. The Bank shall be at liberty at its sole discretion at any time without previous notice and without previous notice and without assigning any reason whatsoever to cease to accept the security from the Borrower and/or to cease making advances thereagainst.

10.
All the goods, book-debts, movables and other assets hypothecated and/or pledged shall be valued at the proper rates whether fixed by the Bank or not and the Borrower shall not overvalue the same. Indigenous raw materials/packing materials/consumable stores/spares shall be valued at current market rates or invoice rates or Government controlled rates whichever are the lowest. Imported raw materials shall be valued at landed cost (i.e. invoice plus customs duty but exclusive of sales-tax and demurrage) or market price whichever is lower. Semi-finished goods shall be valued at cost or market price or Government controlled rates or selling price whichever are the lowest. The Bank shall be at liberty to have any goods book-debts movables and other assets hypothecated and/or pledged as aforesaid valued by an appraiser appointed by the Bank and the Borrower agrees and confirms to give all the required assistance/co-operation to such appraiser for such valuation and the said valuation shall be binding on the Borrower and the fees and expenses of such appraisal shall be borne by the Borrower and may be debited to any account(s) of the Borrower.

11.
The Borrower declares and assures that all immovable properties to be mortgaged and all goods book-debts, movables and other assets to be hypothecated and/or pledged to the Bank are the absolute properties of the Borrower at the sole disposal of the Borrower and free from any prior charge, lien or encumbrance except such charge, lien or encumbrance as have been notified to the Bank and accepted by it as having priority over its charge and that all the future immovable properties and goods, book-debts, movables and other assets to be given as security to the Bank shall be likewise the unencumbered absolute and disposable property of the Borrower and the Borrower shall not without the Bank’s prior written permission lease or sell or exchange or create any mortgage, charge, lien or encumbrance of any kind upon or over the same or on its undertaking and assets including uncalled share capital or any part thereof) except to the Bank nor suffer any such mortgage, charge, lien or encumbrance to affect the same or any part thereof nor do or allow anything that may prejudice the security while the Borrower remains indebted or liable to the Bank in any manner.

12.
Subject always to the Bank’s rights, powers and discretion under this Agreement, any security documents or otherwise the Borrower may with the prior written approval of the Bank and in due course of business sell from time to time the goods movables and other assets and receive the book-debts which may be/have been hypothecated, pledged mortgaged or charged to the Bank provided the margin(s) of security required by the Bank are always fully maintained and on the terms of payment and delivery to the Bank of the proceeds thereof and on the express understanding that the security created thereunder and all realizations, recoveries and insurance proceeds thereof and all rights and interest in respect thereof and all documents therefore, shall always be kept distinguishable and held as the Bank’s exclusive property specifically appropriated to the security created thereunder to be dealt with only in accordance with the directions of the Bank. It is further agreed that the Borrower shall keep the machinery charged to the Bank by way of hypothecation, pledge or otherwise in good condition and shall do or cause to be done all acts an things necessary to keep the said machinery in good condition, provided that the Bank in its absolute discretion without being bound to do so, spend such money as may be necessary to maintain its undisturbed possession of the said machinery and to preserve the security and the moneys so spent shall on demand be paid by the Borrower to the Bank and until payment shall be debited to the accounts opened by the Bank in respect of the aforesaid credit facilities and carry interest accordingly. It is, however, understood that the Borrower shall not with out the written consent of the bank first had and obtained remove the plant and machinery attached to the premises, if any, mortgaged to the Bank and incase of such removal shall replace the same by machinery, plant and fixtures and things of equivalent nature and value, provided that in the event of the Bank agreeing in writing that any machinery plant or things as aforesaid to removed was redundant or became worn out or absolute and need not be replaced the same may be sold and the sale proceeds applied towards the satisfaction o payment of the amount(s) due to the Bank.

13.
Registers of immovable properties and goods, book-debts, movables and other assets hypothecated/pledged/mortgaged or otherwise charged to the Bank shall be kept by the Borrower in respect o f each of the aforesaid credit facilities and such registers shall contain all particulars of such immovable properties and goods book-debts movables and other assets hypothecated, pledged, mortgaged or otherwise charged and/or such immovable properties and goods book-debt movables and other assets as have been released by the bank and withdraws by the Borrower. such Registers shall at all times be open for inspection of the Bank and the Borrower shall if so required by the Bank furnish to the bank daily or at such intervals as the Bank may direct from time to time a schedule or copy of all the entries which shall have been made to the said Registers.

14.
Interest shall be charged on the outstanding(s) in the accounts opened in respect of the aforesaid credit facilities at such rate(s) as may be determined by the Bank from time to time at the Bank’s sole discretion on the basis of any internal credit rating accorded to the Borrower or otherwise provided also that the rate(s) shall be subject to changes in the State Bank Advance rate and/or changes in interest rates prescribed by the Reserve Bank of India from time to time. Where interest is charged by the Bank at a concessionary rate or rates because of the credit facilities being granted by the Bank to the Borrower under the interest Subsidy Scheme or any other Scheme(s) formulated by the government and/or Reserve Bank of India and/or any authority from time to time, the Borrower agrees, declares, confirms and affirms that in the event of the withdrawal, modifications and/or variation of such scheme(s), the concessionary rate or rates of interest that stand withdrawn and the usual rate or rates of interest of the Bank applicable at the material time to such credit facilities shall become effective and the Bank shall become entitled to charge the Borrower such rate or rates of interest and the Borrower shall pay to the Bank on demand the difference between such concessionary rate or rates and the usual rate or rates of interest of the Bank applicable at the material time to such credit facilities and such difference shall become due and payable by the Borrower to the Bank from the date the withdrawal, modification and/or variation of such Scheme(s) becomes effective. Interest shall be calculated respectively on the daily balance of such account(s) and be debited thereto on the last working day of the month or quarter according to the practice of the Bank. The Bank shall also be entitled to charge at its own discretion such enhanced rates of interest on the account(s) either on the entire outstanding or on a portion thereof as it may fix for any irregularity and for such period as the irregularity continues or for such time as the Bank deems it necessary regard being had to the nature of the irregularity and the charging of such enhanced rate of interest shall be without prejudice to the Bank’s other rights and remedies.

15.
In respect of security created by way of hypothecation/pledge/mortgage or otherwise the Borrower shall at all times maintain a sufficient quantity and market value of goods, book-debts, movables and other assets and also all immovable properties given as security, to provide the margins of security required by the Bank from time to time and will forthwith whenever necessary provide further goods, the Borrower shall deposit sufficient cash or other security as may be acceptable the Bank as margin money as stipulated by the Bank. The Bank shall be entitled to and shall at its discretion which shall be final and binding on the Borrower, change the margins and the Borrower shall be bound by it notwithstanding any margins earlier agreed to by the Bank.

16.
the Borrower expressly agrees and undertakes that all the aforesaid credit facilities or any of them shall be utilized exclusively for the purposes set forth in the Borrower’s proposal and for no other purpose and no change shall be made therein without the written sanction of the Bank.

17.
the Borrower shall from time to time and at all times during the continuance of the aforesaid credit facilities or any of them keep all properties, goods, machineries and other assets specified and mentioned in the Agreement or any other relative security documents in good working condition and substantial state of repairs and shall pay all ground rent, rates, taxes and assessments presents as well as future payable in respect of the same immediately they shall become due and also pay all electricity charges, municipal rates and all other charges and assessments, connected with the business regularly and punctually and in case the Borrower neglects to keep the properties, goods, machineries, and other assets secured to the Bank or any part thereof in good and substantial repair or pay the electricity charges, ground rent, rates, taxes, charges and assessments as aforesaid, it shall be lawful for, but not obligatory upon, the Bank to have the said securities or any part thereof repaired and to pay any such electricity charges, ground rent, rates, taxes, charges and assessments, All moneys, premia, costs, charges of such repairs, the payment of the electricity charges, ground rent, rates, taxes, charges and assessments as aforesaid shall be a charge upon such securities jointly with all principal moneys and interest as if they formed a part thereof.

18.
The Borrower shall at all times maintain sufficient financial interest in the business and shall if so considered necessary by the Bank bring additional funds or assets by ways of capital deposits or otherwise. The Borrower shall not withdraw except with the bank’s prior permission in writing or divert or misuse the funds and assets invested in or brought into the business by the Borrower as capital, deposits or otherwise.

19.
The Borrower shall carry on the business efficiently, properly and profitably and such business shall be confined to such manufacturing and/or trading activity as have been notified to the Bank and for which the Bank has sanctioned or agreed to sanction the aforesaid credit facilities and shall keep all the licenses, leases, contracts, engagements, essential for carrying on the manufacturing and/or trading activity renewed from time to time and shall not allow any interruption or disturbance to happen so as to hamper/hinder/adversely affect the business of the Borrower. the Borrower shall maintain proper books of accounts and such other registers, books, documents, relating to the business as may be statutorily required or as may be required by the bank or as may be necessary and/or generally kept in the business of the kind carried on by the Borrower and shall get the accounts books duly audited and furnish to the Bank a copy of the audited statements and the auditor’s report. The Borrower shall, if so required by the Bank, allow the Bank, its officers, agents and nominees and/or qualified auditors and/or technical experts and/or management consultants as may be appointed by the Bank to inspect … such books of accounts, registers, books and documents and also furnish to the Bank at such intervals as the Bank may direct from time to time a schedule or copy of all the entries which shall have been made in such books.

20.
The Borrower shall submit to the Bank periodically as required by the Bank copies of the Balance Sheet and Profit and Loss Account duly audited and stock statements in the formats as may be prescribed by the Bank from time to time indicating correctly the quantity and value of the stocks and also statements of receivables indicating the names of the debtors, amounts of the debts and the periods for which they are outstanding together with a certificate that the quantities and amounts stated are correct and that all stocks are fully covered by insurance unless such insurance is waived by the Bank and will also furnish and verify all statements, reports, returns, certificates and the information and will also execute all documents and do all acts and things which the Bank may require to give effect to any of the terms and conditions set out herein or in the security documents or any of them that may be executed and the Borrower authorizes the Bank and each of its agents and nominees as Attorney for and in the name of the Borrower to do whatever the Borrower may be required to do under this Agreement.

21.
The Borrower shall carry on the entire banking transactions of the business including merchant banking business through the Bank or any of its Associate Banks wherever the Bank does not have a branch established. In particular, the Borrower’s entire foreign exchange business inland bill business and deposits if any shall be placed with the Bank or any of its Associate Banks where the Bank does not have a branch established thereat. The Borrower may, however, with the prior permission in writing of the Bank in this regard and to the extent allowed and on such other terms and conditions as may be stipulated deal with any other Bank(s).

22.
Where goods, movables and other assets are pledged to the Bank, the Bank may in its own discretion and at the Borrower’s specific request and without detriment to the pledge release the goods movables and other assets pledged to the Bank from its possession to the Borrower on trust under a factory/mundy type pledge or other basis and/or for any purpose connected with the Borrower’s trade business or industry and in consideration of the Bank so handing over to the Borrower from time to time any goods, movables and other assets lying at the godown, factory or other place approved by the bank under pledge to the Bank the Borrower shall hold the goods, movables and other assets as trustees and agents for an on behalf of the Bank. The Borrower undertakes that such goods, movables and other assets shall in all respects be treated by the Borrower in the books of the Borrower as belonging to and held on behalf of the Bank.

23.
Where goods movables or other assets pledged to the Bank are released to the Borrower on trust for any purpose connected with Borrower’s trade, business, industry or otherwise and are put in transit by the Borrower for any purpose including for sale thereof the Borrower shall hand over to the Bank the relative railway or other transport receipts, invoices and all documents and shall deliver back to the Bank goods, movables and other assets when the purpose for which they are released on trust is accomplished or to pay to the Bank the sale proceeds of or the proceeds of the bills relating to the said goods, movables or other assets. The Borrower undertakes that the proceeds of sale of such goods, movables or other assets shall in … be treated by the Borrower in the books of Borrower as belonging to and held on behalf of the Bank.

24.
The Bank may at its own discretion and at the specific request of the Borrower grant the facility of cash credit accommodation to the Borrower by fixing limits in respect of goods, book debts, movables and other assets hypothecated or against the security of pledge of goods, movables and other assets for the purpose of either (i) retiring documentary bills drawn on the Borrower covering purchase of goods required for the Borrower’s manufacturing activities consigned from various place, or (ii) making remittances of the cost price of the materials direct to the suppliers by the Bank subject, of course, to the advance being limited in each case to such percent of the said bills or the cost price of the materials respectively as may be decided by the Bank from time to time and where the Bank so grants the facility the Borrower hereby acknowledges in consideration thereof that Bank shall have a charge by way of pledge over the document of title to goods, movables and other assets received with the bills or otherwise which will be in the custody of the Bank or which may come into the Bank’s custody and for this purpose the documents of title to goods movables and other assets shall be deemed to have been delivered by the Borrower to the Bank for creating pledge of goods, movables and other assets covered by the documents and in further consideration of the delivery by the Bank o the said documents of title to goods, movables and other assets to the Borrower or to the clearing agents of the Borrower under the Borrower’s instructions and on behalf of the Borrower while the Bank’s charge hereon and the Borrower’s own indebtedness or obligation in respect of the said advances or other valuable consideration are subsisting, the Borrower undertakes to clear land store and hold the goods movables and other assets received under the said documents for and on behalf of the Bank as trustees and agents and if so required by the Bank to deliver possession of the goods, movables and other assets to the Bank to be held by the Bank as pledgee of the said goods, movables and other assets.

25.	For the purpose of clauses 22 and 23 the Borrower undertakes and declares that:
a.
To handover and redeliver goods etc. the Borrower shall at any time hand over or redeliver or cause to be handed over or redelivered to the Bank forthwith on demand all goods, movables and other assets and documents of title thereto and goods movables and other assets covered by such documents including any policies of insurance pertaining thereto and authorize the Bank or any person or persons authorised by the Bank in writing in that behalf to enter the Borrower’s godown premises or any other place where such goods, movables and other assets and document of title thereto are lying kept or stored and to take possession of the said goods, movables and other assets and documents of title thereto wheresoever situated at any time without giving to the Borrower any notice of the Bank’s intention to do so and the Borrower hereby desires and requires all persons in whose custody the said goods movables and other assets are for the time being to yield possession thereof according to the Bank.

b.
The Borrower shall not deal with the goods movables and other assets and documents of title thereto or the goods movables and other assets covered by the documents except under and in accordance with the Bank’s written instructions.

c.
The Borrower shall whether or not in possession of the goods movables and other assets or document of title thereto are delivered to the Bank repay the outstandings in the said accounts within such number of days of its being utilized as may be specified by the Bank from time to time.

d.
The Borrower shall indemnify the Bank (i) against all losses, costs, damages expenses whatsoever that the Bank may incur or sustain by reason of the Borrower’s act, default or omission of the Borrower’s servants or employees or other persons acting on behalf of the Borrower in respect of goods movables and other assets pledged to the Bank and released to the Borrower on trust; (ii) against all losses, costs, damages, expense or consequences whatsoever that the Bank may incur or sustain as a result of the Banks complying with the Borrower’s instructions to deliver to the Borrower or to the Borrower’s clearing agents the documents covering the goods movables and other assets (a) whether or not said documents are in order; (b) notwithstanding any discrepancies that may be present in documents; and (c notwithstanding any discrepancy between the price/value, quantity and quality of the goods movables and other assets covered by the documents and price, quantity and quality specified in the contract; and (iii) against all consequences losses and damages that may arise a s a result of the Banks complying with the Borrower’s requests to effect advance payments form time to time to the suppliers (a) whether or not the suppliers consign the goods, movables and other assets; (b) whether or not the document in respect thereof are received by the Bank; and (c) notwithstanding any discrepancy between the quantity or quality of the goods, movables and other assets received from the suppliers and that of the contracted quantity and quality.

26.
The Borrower shall (if so required by the Bank) display the Bank’s name on the godown factory and other places approved by the Bank where such goods, movables and other assets hypothecated and/or pledged to the Bank and against which limits for purposes of drawings have been fixed under and some/all of the aforesaid credit facilities have been stored indicating that such goods, movables and other assets are hypothecated and/or pledged to the Bank.

27.
In respect of credit facilities granted to the Borrower against pledge of goods, movables and other assets all such goods, movables and other assets shall be placed in the Bank’s possession under its control and in such manner that such possession and control may be apparent and indisputable. In pursuance hereof, inter alia, the godown, factory and other places approved by the Bank in this respect where the goods, movables and other assets that are pledged have been stored shall bear the banks name boards indicating that the goods, movables and other assets lying therein are pledged to the Bank. Where the goods, movables or other assets which are pledged with the Bank are released to the Borrower on trust under a factory, mundy type pledge, or other basis for the limited purpose of facilitating the Borrower carrying on the manufacturing or other activity, the Borrower undertakes that the Bank’s padlocks will be use don the godown factory or other place where they are stored and such godown, factory or other place will be locked by the Borrower when not in use and the keys thereof shall be returned to the Bank on demand and that the Bank’s name boards shall be displayed on such factory, mundy or other place where such manufacturing or other activity is carried on indicating that the goods, movables and other assets are pledged to the Bank. The Borrower further agrees that all sea, rail and other transport freight, demurrages, customs duties, terminal taxes, cartage godown rents and all other charges and expenses paid or incurred by the Bank in obtaining actual physical possession of and in clearing, storing and forwarding the said goods movables and other assets shall be debitable to the accounts of the Borrower and form a part of the aggregate amount secured.

28.
All the machineries of the Borrower hypothecated, pledged, mortgaged or otherwise charged to the Bank shall be treated as movable properties and not as immovable properties and shall bear the nameplate of the Bank indicating that the said machineries are hypothecated, pledged, mortgaged or otherwise charged, as the case may be, to the Bank. The Borrower shall also exhibit conspicuously in the main hall of the factory a list showing the items of machineries hypothecated, pledged, mortgaged or otherwise charged to the Bank.

29.
In respect of goods, movables and other assets stored and held in godowns owned or hired by or let to the Borrower, the Borrower shall provide the Bank and its agents and nominees with an unimpaired access to the godowns at all times and where the godowns are hired by or let to the Borrower the Borrower shall furnish to the Bank a letter from the landlord/owner consenting to continue such unimpaired access to the godown to the Bank and its agents and nominees and also declaring that notwithstanding any claim for any unpaid rent the landlord/owner acknowledge the prior claim of the Bank on all the goods movables and other assets stored and held therein and hypothecated, pledged, mortgaged or otherwise charged to the Bank and that the Bank its agents and nominees shall have the right to remove the goods, movables and other assets so stored and held in the godowns whenever desired by the Bank.

30.
In respect of goods, book-debts, movable and other assets hypothecated, pledged, mortgaged or otherwise charged to the Bank or which are released to the Borrower on trust under a factory/mundy type pledged or other assets, the Banks agents ad nominees shall be entitled at all times without notice to the Borrower but at the Borrower’s risk and expenses and if so required as Attorney for and in the name of the Borrower to enter any place where the said goods, book-debts, movables and other assets may be and inspect value insure, superintend dispose and/or take particulars of all or any part of the said goods, book-debts, movables and other assets and check any statements accounts, reports and information and do all such acts, deeds and things necessary to preserve and protect the same and the Borrower confirms, affirms and undertakes to give all assistance/co-operation as may be necessary in this regard.

31.
All goods, book-debts, movables and other assets hypothecated pledged, mortgaged or otherwise charged to the Bank as security for any of the aforesaid credit facilities and also all immovable properties given as security for all such facilities or any of them as may be required by the Bank shall be kept at the Borrower’s risk and expense in good condition and fully insured against loss or damages as may be required by the Bank due to any reason whatsoever and damages as may be required by the Bank due to any reason whatsoever and particularly the machineries hypothecated and/or pledged to the Bank against fire and/or such other risk(s) as the Bank may from time to time stipulate in the joint names of the Borrower and the Bank with an insurance company approved by the bank and for such amount as the Bank may consider necessary and that the insurance policies shall be delivered to the bank when required by the Bank, to do so. If the Borrower fails to effect such insurance the bank may, but without being obliged to do so, insure the said goods, movables and other assets and immovable properties against fire and/or such risk(s) in such joint names and debit the premium and other charges to any account of the Borrower opened or to be opened and in the event of the bank being at anytime apprehensive that the safety of the goods, movables and other assets and machinery is likely to be endangered owing to riot and/or strike (including fire arising therefrom) and/or floods, earthquakes, etc. and/or also resulting in the loss of production therefrom the Bank may at its discretion but without being bound to do so insure or require the Borrower to insure the same in such joint names against any damage arising therefrom the cost of such extra insurance being payable by the Borrower and be debited to any such account. If the Bank desires that the gods, movables and other assets shall be insured against theft the Borrower shall provide the necessary cover therefore. The Borrower shall provide, if the Bank so directs, a sufficient insurance cover against breakdown of such machineries and against loss and damage by fire, lightning and flood to any immovable properties of the BORROWER. the Borrower further expressly agrees that the Bank shall be entitled to adjust, settle, compromise or refer to arbitration any dispute arising under or in connection with any insurance and such adjustment, settlement, compromise and any award made on such arbitration shall be valid and binding on the Borrower and also to receive all moneys payable under any such insurance or under any claim made thereunder and to give a valid receipt therefore, and that the amount so received shall be credited to the Borrower’s account and the Borrower shall not raise question that a larger sum might or ought to have been received or be entitled to dispute its liability for the balance remaining due on any account or accounts after such credit. Provided that the Bank may at its sole, absolute and unqualified discretion waive all or any of these requirements.

32.
The Borrower shall not compound or release any of the book-debs not do anything whereby the recovery of the same may be impeded, delayed or prevented, without the consent in writing of the Bank first had and obtained.

33.
The Borrower shall as soon as any call in respect of its shares has been resolved upon by the Directors or as soon as it shall have been resolved to issue any unissued share capital or to create any new shares immediately give notice of such call to the Bank or give notice to the Bank of the intention of the Borrower to issue or create any such share capital as aforesaid and the proposed amount thereof. And shall not until the expiration of seven clear days from the time when such notice shall have been sent to the Bank issue any notice to the members of the Borrower in respect of payment of any call or issue or create any such existing or new shares respectively as aforesaid. And if the Bank shall so require every notice, prospectus, application form or allotment letter sent out by the Borrower in pursuance of any such resolution shall direct the members or applicants for allotment of the shares of the Borrower to pay the call so made or the moneys payable in respect of the aid existing or new shares to the Bank or as it shall direct and if no such requisition be made by the Bank the members, applicants or allottees shall be directed to pay any call or other moneys into the Bank’s office (as may be informed or notified) of the joint account of the Borrower and the Bank or in such manner as the Bank may direct and the bank shall be entitled to require all such calls or moneys received by the Borrower to be applied either wholly or partly in or towards the payment or satisfaction of the principal sum, interest and other moneys due to the bank but in default of the bank requiring the said calls or moneys to be so applied as aforesaid within one month of their being paid, the Borrower may without the consent of the Bank apply the whole or the balance thereof over and above what shall be required by the Bank to be otherwise applied to the general purposes of the Borrower as it shall think fit provided also that all moneys hereunder to be received by the Borrower from its members in advance of calls upon the shares be held by the Borrower upon trust for the Bank and so as to form part of the security and shall be dealt with in the manner hereinbefore mentioned in the case of calls or other moneys received by the Borrower.

34.
The Borrower shall not (a) allow any Receiver to be appointed of the undertaking or of the properties, immovable and movable, of the Borrower mortgaged, pledged and/or charged to the Bank or any part thereof (b) allow any distress or execution to be levied upon or against the same or any thereof and (c) make or attempt to make without the previous consent of the Bank in writing any alterations of its Memorandum or Articles of Association or in its capital structure.

35.
The Borrower shall forthwith and from time to time as may be required by the Bank make such alterations or additions to its Memorandum or Articles of Association or in its capital structure as may be necessary to conform to this Agreement.

36.	The Borrower shall make long term arrangements for a steady and regular supply of raw materials as may be required for its business.
37.
During the currency of these presents the shareholding of such of the shareholders in the Borrower who are its Directors at present and the principal shareholders and promoters of the Borrower shall not be varied without the previous written consent of the Bank first obtained.

38.
During the subsistence of the liability of the Borrower under or in respect of any of the aforesaid credit facilities, the Bank without prejudice to its rights referred to in this Agreement shall have a right to appoint and/or remove, from time to time, a Director or Directors on the Board of Directors of the Borrower as nominee Director(s) to protect the interests of the Bank, subject however that the director or Directors so appointed by the Bank shall not be liable to retire by rotation and need not possess any share qualification prescribed by the Articles of association of the Borrower.

39.
The Borrower shall at all times confine the borrowings to the drawing power allotted within the limit of the particular facility, namely, the value of the security less than stipulated margin, and in no case shall exceed such limit. The Bank may, however, at the specific request of the Borrower and in its own discretion allow drawing beyond such drawing power for such time as may be considered necessary and shall at any time without any notice call upon the Borrower to repay such excess drawings. All rights and obligations of the Bank and the Borrower respectively hereunder and under any Arrangement Letter or other documents shall extend to such excess drawings notwithstanding the specific limit stipulated. All the rights and securities created hereunder in favour of the Bank and the obligation of the Borrower thereunder will extend to cover the Borrower’s liabilities to the Bank under any account whatsoever of the Borrower with the Bank notwithstanding that such account may not related to any particular facility agreed to be granted by the Bank to the Borrower.

40.
At any time or from time to time before repayment of the amount due to the Bank whenever the value of the security for the time being held by the Bank under the security documents or otherwise shall be in excess of amount due to the Bank, the Bank may at the request of the Borrower and at its discretion release to the Borrower such excess or security or any part of such excess security. Provided always that the Bank may refuse to release such excess security as aforesaid in its discretion if there are any other liabilities whatsoever of the Borrower to the Bank absolute or contingent which in the opinion of the Bank might not be adequately secured. Nothing contained in this clause in particular and in this Agreement or any security documents between the Bank and the Borrower in general shall be construed as excluding the general lien and/or the right of set-off the Bank for any balance due to the Bank on any account or in respect of any liability whatsoever over any security for the time being held by or remaining with the Bank.

41.
The Bank shall not be under any liability whatsoever towards the Borrower or any other person for verification of the quantity and/or quality of any goods movables or other assets shown in the relevant invoices statements or other documents notwithstanding hat it may have taken possession of such goods movables or other assets by way of hypothecation pledge or otherwise or for any loss or damage to the goods, movables and other assets and other documents and given as security from whatever cause or in whatever manner arising whether such goods movables or other assets shall be in the possession of the Bank or not at the time of such loss or damage or the happening of the cause thereof. The Borrower doth and shall at all times indemnify and keep indemnified the Bank from and against all actions, suits, proceedings, costs, charges, claims and demands whatsoever that may at any time arise or be brought or made by any person against the Bank in respect of any acts, mattes and things lawfully done or caused by the Bank in connection with the said goods, movables and other assets or in pursuance of the rights and powers of the Bank under this a or other security documents. No responsibility will lie with the Bank in respect of the quantity, quality or condition or on whatever account on final out-turn of the goods, movables and other assets in possession of the Bank under this a or under security documents between the Bank and the Borrower including goods, movables and other assets which may have come into the possession of the Bank by the Bank exercising any of its rights under this Agreement or any security documents or otherwise and/or in respect of the correctness, validity, sufficiency or genuineness of any of the documents relating thereto.

42.	The Borrower shall not during the subsistence of the liability of the Borrower to the Bank under or in respect of any of the aforesaid credit facilities without the written consent of the Bank:
a.	Change or in any way alter the capital structure of the borrowing concern;
b.	Effect any scheme of amalgamation or reconstitution;
c.	Implement a new scheme of expansion or take up an allied line of business or manufacture;
d.
Declare a dividend or distributes profits after deduction of axes, except where the instalments of principal and interest payable to the Bank in respect of the aforesaid credit facilities are being paid regularly and there are no irregularities whatsoever in respect of any of the aforesaid credit facilities.

e.	Enlarge the scope of the other manufacturing/trading activities, if any, undertaken at the time of the application and notified to the Bank as such;
f.	Withdraw or allow to be withdrawn any moneys brought in by the promoters and directors or relatives and friends of the promoters or directors of the Bank;
g.
Invest any funds by way of deposits, or loans or in share capital of any other concern (including subsidiaries) so long as any money is due to the Bank; the Borrower will, however, be free to deposit funds by way of security, with third parties in the normal course of business or if required for the business;

h.
Borrow or obtain credit facilities of any description from any other bank or credit agency or money-lenders or enter into any hire-purchase arrangement during the subsistence of the liability of the Borrower to the Bank.

43.
In respect of advances granted by the Bank to the Borrower by way of purchase/negotiation/discounting of clean/documentary/demand/usuance bills of exchange drawn by the Borrower on his/it/their various customers and expressed in foreign currency or Indian rupees and whether under letters of credit or otherwise and/or in respect of said bills tendered for collection the Borrower agrees and covenants with the Bank as under:

a.
That the bills shall bear, where necessary adequate stamp duty before purchase/negotiations/discounting and shall be drawn by the Borrower in conformity with the proforma prescribed under the Reserve Bank of India New bill market Scheme, indicating on the face thereon the description and quantity of goods sold and the number and date of the carrier’s receipt;

b.	That the bills shall be drawn with a usuance, ordinarily, of not exceeding 90 days;
c.
That the bills pertaining to supplies made to Government departments and quasi-Government bodies as well as statutory Corporations and government Companies shall be drawn in conformity with the pro forma prescribed under the Reserve Bank of India Scheme.

d.
That at the time of offering upcountry usance bills for discount the bills shall be accompanied by railway receipts or motor transport receipts of approved transport companies together with the relative original invoices and that the documents will be delivered to the drawees only after the bills accepted;

e.
That in the case of local sales, bills shall be accompanied by copies of invoices bearing acknowledgements of the purchasers in token of their having received the goods and shall be offered for discount only after acceptance of bills by the drawees;

f.	That upcountry or local bills will not be collected by the Borrower through other banks;

g.
That the Borrower shall ensure that upcountry bills are accepted by the drawees on presentation and retired on due dates. In the event of the bills remaining unaccepted on presentation or unpaid on due dates, the Bank shall be entitled to recover the amount of such bills along with overdue interest and other incidental charges by debit to the accounts of the Borrower.

h.
That the Bank shall be at liberty not to accept cheques drawn on local banks from the drawees in payment of bills drawn on them unless such cheques are tendered at the Bank before clearing hours on due dates. In the event of cheques being received late after clearing hours on due dates, the Bank may treat the relative bills as unpaid and may debit the amounts thereof to the account of the Borrower on due dates;

i.	That the Borrower shall furnish to the Bank in advance a list of local parties on whom the Borrower intends to draw usance bills for prior approval of the Bank;
j.	That the Borrower shall abide by such terms and conditions as the Bank may from time to time stipulate;
k.	That unless otherwise specified the rates for discounting the bills will be the same rate which is applicable to advances granted to the Borrower against stocks;
l.	That the Bank shall be entitled to chare:
i.
Service charge on the amount of each bill and out-of-pocket expenses towards registration, postal charges etc. per instrument as per the Bank’s schedule of standard charges in force from time to time; and

ii.
Overdue interest on bills from the due to the date of payment and in the case of returned bills from the due date to the date of reimbursement at the rates prescribed by the Bank from time to time. Provided always the Bank a its discretion shall be entitled to revise the aforesaid charges from time to time;

m.
The Bank may send the bills either by registered acknowledgement due post or registered post or ordinary post or by any courier service, as is decided by the Bank in its discretion to any of its own offices or to any of the scheduled banks reference being to Schedule II of the Reserve Bank of India act, 1934) or other commercial bank and/or co-operative bank or directly to the drawees at the Borrower’s risk and responsibility as to the losses if any on the bills or the proceeds of the bills or of the goods represented by the bills due to any cause whatsoever and the Borrower agrees to hold the Bank harmless and indemnified from and against all consequences that may arise from is doing so and form and against all losses, charges and expenses in sending the bill accepted under these arrangements in the manner aforesaid;

n.
Where the bills accepted for collection are drawn on central/state government departments/agencies and/or public sector undertakings and/or railways and/or other parties and/or Borrower’s customers accompanied by either railway receipt, shipping documents or other documents evidencing title to goods like motor receipts or receipt notes, take delivery notes receipted challans or inspection notes in cases where the railway receipts, shipping documents or motor receipts have been forwarded/direct to the concerned drawees/consignees and offered by the Borrower to the Bank for collection the Borrower shall deposit with the Bank copies or the relevant documents along with the bills signed by the Borrower and invoices evidencing dispatch of goods to the parties mentioned therein;

o.
Where at the request of the Borrower the Bank ha agreed to include in the facilities granted under this Agreement credit sales made by the Borrower to the customers of the Borrower whereby finished goods are directly sent to the customers at their requests and copies of the relative invoices with or without receipted challans or accepted delivery notes, receipts notes, inspection notes, are tendered by the Borrower to the Bank as evidencing dispatch of finished goods and where under such circumstances or any other circumstances the Borrower receives payment of the bills the Borrower shall immediately deposit the proceeds of the bills and the sale proceeds of the goods covered by invoices directly received by the Borrower or the agents of the Borrower whether in cash or by cheques or by any other mode of payment in the said account(s) with the Bank towards payment of the outstandings in respect of the advances granted on the evidence of such invoices;

p.
The Borrower shall repay the Bank’s advances within such number of days as may be stipulated by the Bank of the utilization of the advances by the Borrower on each occasion whether or not the payment of the said bills/invoices is received by the Borrower or if the bills are returned unpaid for any reason whatsoever the Borrower shall reimburse the Bank immediately on receipt of the Bank’s advice;

q.
The Borrower shall indemnify the Bank and keep the Bank harmless and indemnified at all times against all losses, damages, actions, costs (as between Advocate and client) charges or expense which may be made against or sustained or incurred by the Bank (and whether paid by the Bank or not) as a result of or in consequence of the Bank having agreed to purchase/negotiate/discount/collect the said bills as also as a result of or in consequence of the Bank through any of its offices or correspondents in India and elsewhere guaranteeing any irregularities or discrepancies that may be existing in the documents relating to the said bills in connection therewith.

r.
The Bank shall have first and paramount lien on the bills and the moneys received thereunder and the goods in course of transit covered by the documents of title to goods or other documents which purport to represent rights of title to goods accompanying the bills shall remain pledged to the Bank and irrespective of its rights as a pledge of such goods in case of any dispute the Bank shall also have the banker’s lien on all bills, goods, securities, documents and moneys belonging or purporting to belong to the Borrower for all moneys claims and demands due or to become due from the Borrower to the Bank;

s.
In case the bills/invoices are passed for payment for a reduced amount, the Borrower authorizes the Bank to accept such reduced payment and the Borrower shall make good the shortage or any loss arising therefrom and the Bank will not be responsible in any manner whatsoever;

t.
Where the drawees return unpaid the bills/invoices to the Borrower direct, the Borrower shall immediately on receipt thereof return the bills/invoices to the Bank and the Bank’s acceptances thereof shall be without prejudice to its right of recovery of the amounts covered by the bills/invoices from the Borrower.

44.
In respect of advances granted by the Bank to the Borrower by way of drawee bills acceptance limit and/or drawee bills discounting limit wherein usance bills drawn on the Borrower by the suppliers of goods and accepted by the Borrower are lodged with the Bank for discounting, the Borrower hereby agrees and covenants with the Bank as under:

a.
The Borrower hereby confirms that at the request of the Borrower the Bank has agreed in its sole and absolute discretion to discount usance bills with usance ordinarily not exceeding 90 days, drawn on the Borrower by the suppliers of goods and accepted by the Borrower for an amount at any time not exceeding the drawee bills discounting limit granted within the overall limit (hereinafter referred to as “the bills’).

b.
Whenever the Borrower requires the Bank to discount the bills, the Borrower shall lodge with the Bank the bills together with the original and/or copies of invoices and the receipted delivery challans evidencing the supply to the Borrower of the goods drawn by the drawers of the bills (hereinafter called “the Suppliers”).

c.
The Borrower hereby confirms and declares that the amounts represented by the Bills drawn on the Borrower by the Suppliers will be due and owing by the Borrower to the Suppliers and that the goods represented by the invoices accompany the Bills will have been duly ordered and received by the Borrower and that the amounts of such bills will be paid by the Borrower to the bank at maturity.

d.
The Borrower declares and confirms that on the Bank discounting the Bills the Bank will have good title thereto and will be entitled to have the Bills rediscounted with Reserve Bank of India, Discounted and Finance House of India Limited, any scheduled commercial bank or any other approved financial institution or otherwise deal with the Bills as the holder thereof.

e.
The Borrower further confirms that notwithstanding anything to the contrary contained in ay documents or letters written by the Borrower to the Suppliers or by the Suppliers to the Borrower, the Borrower shall be irrevocably, absolutely and unconditionally liable to pay to the Bank the amounts of the Bills discounted with the Bank at the maturity of such Bills.

f.
The Borrower agrees, declares and confirms that the Borrower will be liable to the Bank as aforesaid on the Bills and that the Bank shall be entitled to enforce all its rights against the Borrower as the holder of such bills and that the Borrower shall continue to be so liable notwithstanding any claim, right, dispute or litigation arising or which may arise between the Borrower and the Suppliers/drawers.

g.
The Borrower agrees and confirms that on the acceptance of the Bills by the Borrower and as the same being discounted by the Bank, the proceeds thereof shall be paid by the Bank to the Suppliers by means of bankers cheque or by any other means as may be deemed fit by the Bank.

h.
The amount of discount/commission/or exchange at the same rate as applicable to the discounting of drawer bill or such other rate as may be decided by the Bank, as the case may be, will be recovered by the Bank by debit to the cash credit account of the Borrower at the front end, i.e., at the time of discounting the Bills.

i.
Although the amount of the Bills is payable by the Borrower at maturity of the Bills, the Borrower shall provide adequate funds in the cash credit account to enable the Bank to recover the same by debit to the cash credit account of the Borrower in the event of non-payment thereof by the Borrower on the due date.

45.
Notwithstanding any of the provisions of the Contract Act or any other law in respect of advances against accepted usance bills where the bills are drawn by the Borrower and accepted by the drawees the Borrower agrees that the subsequent credit to the account(s) under these facilities, unless specifically apportioned by the Borrower or the Bank to the discharge of any particular bill, will not discharge the debt represented by such bills.

46.
The Borrower hereby declares that bills shall not be drawn on any of the Borrower’s branches nor on any firm in which the Borrower has any proprietary partnership or other interest and that if on any occasion or occasions the Bank in its sole discretion accepts such bulls for collection and makes advances there against the same shall not be deemed as the Bank having agreed to accept thereafter other bills of such nature.

47.
The Borrower undertakes that all bills and documents tendered by the Borrower to the Bank shall represent genuine sales transactions covering movement of goods represented by the railway receipts or truck receipts or shipping or other documents accompanying such bills that the amounts of such bills shall truly represent the value of the goods so transported/shipped and that every such bills tendered by the Borrower to the Bank shall be in respect of execution of definite orders received by the Borrower.

48.	In respect of advances granted by the Bank to the Borrower for the purpose of the business of the Borrower of leasing or hire-purchase the Borrower agrees and covenants with the Bank as under:
a.
The monies advanced by the Bank to the Borrower for hire of vehicles shall be utilized for acquisition of machinery, equipment, vehicles and such other movable assets as may be the subject matter of leasing and hire purchase and which shall be hypothecated to the Bank.

b.
Before availing of any advance, the Borrower shall deposit with the Bank the original agreement of lease and/or hire-purchase in respect of the hypothecated assets. The Borrower shall also deposit with the Bank:

i.	Copies of invoices; and
ii.	Letters confirming that the hypothecated assets are covered for comprehensive risks for the entire period of the Agreement.
c.
The Borrower undertakes to provide the Bank in respect of vehicles hypothecated to the Bank with all particulars of registration entered in the registration book of the hypothecated vehicle by the relevant road transport authority including the entry to the effect that the interest of the Borrower is duly recorded in the registration book. Such particulars, certified by the Borrower to be rue particulars, shall be lodged with the Bank within 60 (sixty) days of presenting the relative agreements of lease and/or hire purchase to the Bank.

d.	The amount of instalments received by the Borrower from the lessees and/or the hirers will as and when received be forthwith paid by the Borrower to the credit of the relevant account.
e.
The Borrower undertakes not to enter into any lease and/or hire purchase agreements without satisfying themselves about the financial status of the lessees and/or hirers and their capacity to pay instalments and without verifying the statements made by the lessees and/or hirers in their proposal forms. The Borrower shall give the hypothecated assets on leases and/or hire-purchases only after obtaining from the lessees and/or hirers the proposal forms and the agreements of lease and/or hire-purchase duly signed by them. The Borrower shall no vary the terms or wording of the proposal form and/or the lease agreements and/or hire-purchase agreements without the prior consent of the Bank and should the Borrower contravene the terms of this clause, the Bank shall have the right to terminate this Agreement and decline to finance the Borrower further. The Bank retains the rights to decline to accept for making advances any lease and/or hire-purchase agreements executed by any lessees and/or hirers without assigning any reasons for such non-acceptance.

f.
The Borrower undertakes to see that the lessees and/or hirers discharge their obligations under the lease and/or hire-purchase agreements executed by them without any prejudice to the rights of the Bank and any failure on the part of the lessees and/or hirers to carry out their obligations shall be promptly reported to the Bank. In the event of any failure or default in payment of the advance or any part thereof, insolvency or winding-up or liquidation of the lessees and/or hirers or any of them, or termination of the said lease and/or hire purchase agreements, the Borrower undertakes to repay the advance made and outstandings in respect thereof at the time of such failure, default, insolvency, winding-up or liquidation without the Bank being obliged either to take steps to recover the amount from the Lessees and/or hirers or to exhaust the security.

g.
The Borrower agrees, declares, confirms and affirms that the Bank shall be at liberty to fix and/or revise drawing power in the relevant cash credit account each month by suitably reducing the drawing power in respect of instalments/rentals due during the month or adding the amounts of instalments/rentals relating to fresh advances, if any, granted. Provided always that the drawing power shall be allowed only against hypothecated assets leased and/or hired under the lease and/or hire purchase agreements and the relative receivables till such time as suitable security documents as desired by the Bank have been executed by the Borrower. provided further that no drawing power shall be allowed against hypothecated assets which are found to be second hand. And provided further that the drawing power shall be restricted to such per cent of the value of the hypothecated assets or the value of the relating rentals or receivables accruing to the Borrower within such period as may be prescribed by the Bank from time to time.

h.
He Borrower undertakes and assures the Bank that the monthly instalments in respect of all the agreements of lease and/or hire purchase deposited with the Bank are/or will be duly paid as and when due.

i.
In the event of the Borrower or any lessee and/or hirer of the hypothecated assets terminating the relative lease and/or hire-purchase agreement, the Borrower undertakes to notify immediately the Bank of such termination and the Borrower undertakes forthwith to pay the Bank the total amount of instalments then outstanding under the terminated lease and/or hire-purchase agreement to the Bank together with interest.

j.
The Borrower shall keep and maintain a proper register of assets leased ad/or hired by them showing therein full and correct particulars of assets leased and/or hired by them, the price of such assets and sales tax thereon, the name of the lessee and/or hirer to whom each of such assets is given on lease and/or hire, the instalments agreed to and amounts of instalments received. The said register and all books of accounts maintained by the Borrower in respect of all lease and/or hire-purchase agreements shall be open for inspection at all times by the manager, auditor, inspector or any other officer of the Bank. The Borrower shall once a month, in a form approved by the Bank, submit to the Bank a statement before the 5th day of every month in respect of the previous month giving details of the instalment due under each lease and/or hire-purchase agreements which have been deposited with the Bank and giving such other particulars as may be required by the Bank.

k.
The Borrower agrees, declares, confirms and affirms that the outstandings in the relevant account shall at all times be fully covered by the value of the hypothecated assets less the stipulated margins. If at any time, the drawing power yielded by the hypothecated assets held by the Borrower falls below the amount borrowed, the Borrower shall forthwith adjust such excess borrowings under advice to the Bank. the Borrower shall submit to the Bank at monthly intervals statements showing the total outstandings against lease and/or hire purchase agreements (separately) entered into by the Borrower adding thereto the fresh lease and/or hire purchase agreements entered into by it and reducing the instalments and/or rentals received form the lessee and/or hirers during the relative month. The Borrower shall indicate in the monthly statements separately the overdue instalments/rentals if any, under the lease and/or hire-purchase agreements.

l.
The Borrower undertakes to get in respect of the vehicles registered in the name of the lessees and/or hirers an endorsement in the respective certificate of registration that the vehicle is under lease and/or hire purchase agreement with the Borrower. The Borrower shall not cancel such endorsement the certificate of registration of the vehicle until the advances made by the Bank against the vehicle are paid in full to the Bank. All charges of registration, payment of any taxes, licence fees or insurance premia on the vehicle(s) or any charge for upkeep or repairs or maintenance shall be that of the lessee and/or hirers or the Borrower and the Bank shall not be called upon or be bound to pay such charge sunder any circumstances. The Borrower hereby agrees to indemnify the Bank and/r any of its officer, servants or agents against loss by reason of damage or destruction or loss of the hypothecated assets or any of them from any cause whatsoever or by reason or by reason of all claims whatsoever by third parties in respect of the same.

m.
The Borrower shall not avail of any advance from any other bank or from any other person on the assets hypothecated and charged to the Bank and the Borrower and/or lessees and/or hirers shall not have or be deemed to any authority to create a lien or charge upon the hypothecated asset s in respect of any repairs, alterations or additions thereto.

n.
The Borrower doth hereby lastly agree that the Borrower will at any time on demand by the Bank execute at the cost in all respect of the Borrower (a) assignments in favour of the Bank of all or any of the lease and/or hire-purchase agreements deposited by the Borrower with the Bank in respect of the hypothecated assets in such forms as the Bank may require and will also sign and give notices of such assignments to the lessees and/or hirers or other persons concerned and (b) irrevocable power of attorney authorizing the Bank to recover the instalments, purchase price, interest and all other moneys payable under the relevant lease and/or hire-purchase agreements and to have and exercise all the rights authorities of the Borrower under such agreements and to file suits for the purpose, such power to be in the form required by the Bank.

49.
The Borrower agrees, declares, affirms and confirms that notwithstanding any of the provisions of the Contract Act or any other law, on any terms and conditions to the contrary contained in this Agreement and/or any security documents any payment made by the Borrower to the Bank unless otherwise agreed to by the Bank in writing be appropriated by the Bank in the manner following:

a.	Firstly towards costs, charges, expenses and other moneys, due and payable or becoming due and payable to the Bank.

b.	Secondly towards interest due and payable and/or accruing due and payable to the Bank; and
c.
Lastly towards repayment of the amount of any instalment(s) of the principal sum due and payable or becoming due and payable to the Bank; All the aforesaid amounts having become due and payable and/or becoming due and payable by the Borrower to the Bank under this Agreement and/or under any of the security documents executed between the Borrower and the Bank whether the recovery thereof has or has not become barred by any law in force for the time being as to the limitation of suits.

50.
The Bank shall not be responsible for any damage caused to goods, movables and other assets in course of transit covered by the bills accepted by the Bank as security or for loss of the goods, movables and other assets or for delayed delivery short delivery or wrong delivery of goods, movables and other assets, or for delayed or wrong presentation of bills to paying authorities or drawees for any reason whatsoever and incase the bills are sent for collection direct to other banks or bankers or government departments/agencies/institutions or quasi-government bodies/public sector undertakings/railways or other parties or the Borrower’s customers the Bank shall not be responsible for the non-receipt by it of the remittance representing the proceeds of the bills and the relative bills will be collected entirely at the Borrower’s risk and responsibility. The Borrower shall be responsible for the costs and charges incurred by the collecting bank or bankers in this behalf and shall pay the Bank these costs and charges.

51.
The Bank may at any time whether a demand for the payment of any money for any account has been made or not call upon the Borrower to give possession of the goods, movables and other assets hypothecated to the Bank and the Borrower declares that on the Borrower doing so the goods, movables and other assets shall stand pledged to the Bank without in any manner affecting the rights of the Bank under the security documents executed in favour of the Bank.

52.
(a) That in respect of the credit facilities by way of term loans granted by the Bank to the Borrower, the Borrower shall repay the amount of the principal together with interest, costs, charges, expenses and other monies due to the Bank by such instalments and on such dates as may be stipulated by the Bank from time to time until the entire amounts due under the term loans facilities have been repaid. If there is any default in payment of any one of such instalments n due date the agreement to receive payment by instalments shall stand determined at the option of the Bank and the Bank shall be at liberty to demand payment of and the Borrower shall be bound and liable to pay forthwith on such demand the balance amount due to the Bank. (b) that in respect of all other credit facilities granted by the Bank to the Borrower, the Borrower shall pay to the Bank forthwith on demand by the Bank the balance or balances then outstanding and owing to the Bank under any of the Borrower’s account or accounts in respect of such credit facilities together with interest costs charges and expenses due in respect thereof.

53.
a.
The Borrower irrevocably constitutes and appoints the Bank to be the Borrower’s true and lawful attorney to do and execute for an in the name and on behalf of the Borrower and where the Borrower is more than one individual jointly and severally, all or any of the following acts, deeds and things, that is to say:

i.	To take over and carry on the business of the Borrower and complete engagements and contracts;
ii.
To sign, register, file any application forms, contracts, agreements, transfers, acceptance, receipts, acquittances, returns and any other documents and to sign and endorse all cheques, promissory notes, bills of exchange, bills of lading, dividend mandates or other orders for payment of money or delivery of property;

iii.	To sell, transfer, sign or deal with any goods, movables and other assets;
iv.	To demand and receive all debts, sums of money, principal money, dividends, interest and dues of whatever nature;
v.	To appoint selling agents and if necessary to undertake new kinds of activity;
vi.	To realize all the assets whether movable or immovable including the goodwill of the business;
vii.	If considered proper, to wind up the Borrower’s business;
viii.
To tender contract for purchase, accept and sign the transfer into the name of the Borrower of any securities, shares, stocks, debentures, funds or any other securities, to apply for and accept allotment of any shares and securities and to sell, endorse, negotiate, transfer and assign any securities, shares, stocks, debentures, funds, and other securities which now or shall hereafter stand in the name of the Borrower or to which the Borrower is now or may at any time hereafter be entitled to demand, receive and collect interest and dividend due or to accrue due on any such securities, shares, stocks, debentures, funds and other securities and apply the proceeds of such sale, endorsement, transfer, negotiations and assignment and the recovery o any interest and dividend in satisfaction of any monies due by the Borrower to the Bank and to endorse and transfer all or any such securities, shares, stocks, debentures, funds and other securities which may from time to time or at any time be in the possession of the Bank whether for safe custody or otherwise or held by the Bank as security for any money payable to the Bank by the Borrower in respect of any account or general balance of account or otherwise;

ix.
To appoint a proxy or proxies for the purpose of representing the Borrower and voting in meeting or meetings of any company or corporation in which the Borrower holds any shares, debentures, stocks, etc.

x.
To deal with the assessment of the Borrower in respect of income tax, super ax, wealth tax, gift tax, expenditure tax, capital gains tax and any other taxes on income revenue or capital and levy of customs and/or excise duties and to apply for and to receive refunds of any such tax or taxes or levy or levies.

xi.	To attend and represent the Borrower before any authority or tribunal and for that purpose to sign, execute and deliver all such documents and make all such declaration as may be necessary;
xii.	Generally to act in the premises as fully and effectually with all intents and purposes and to do all things as are necessary and which the Borrower would do if personally present;
xiii.	For all and any of the purposes aforesaid to appoint a substitute or substitutes;
b.
the Borrower hereby ratifies and confirms all the acts, things, deeds performed or to be performed by the Bank or its nominees or substitutes in pursuance of any of the aforesaid powers and the powers hereby conferred shall not be determined or affected Borrower the fact of the Borrower acting personally or through another in the premises.

c.	the powers vested in the Bank shall be irrevocable and subsist in favour of the Bank till all the dues of the Borrower to the Bank are fully satisfied.
d.	the aforesaid powers under this clause may be exercised by the Bank in its sole discretion but the exercise of the powers is not obligatory on the Bank.
54.
The security created and indemnities and undertakings given herein and/or by the security documents executed in favour of the Bank for various credit facilities shall operate as continuing security and/or indemnities and/or undertakings for all moneys, indebtedness and liabilities of the Borrower under such credit facilities and will operate as security and/or indemnities and/or undertakings for the ultimate balance or aggregate balance with interest thereon and costs, charges and expenses if any to become payable upon the account(s) to be opened and the said account(s) is/are not closed and is/are not to be considered to be closed for the purpose of such security and/or indemnity and/or undertaking and the security and/or indemnity and/or undertaking is not to be considered exhausted merely by reason of the said account(s) being closed and fresh accounts being opened in respect of fresh credit facilities being granted within the overall limit sanctioned to the Borrower or either or any of them being brought to credit at any time or from time to time or any partial payments made thereto or any fluctuations of such account(s) and if the whole of the Bank’s duties dues shall be repaid and the whole of the security be withdrawn the account(s) or either or any of them may nevertheless at any time before such account(s) has or have been closed, be continued under this Agreement upon the security as aforesaid being again furnished.

55.
In respect of the credit facilities granted or to be granted by the Bank by way of term loans either in Indian or foreign currencies the Borrower agrees and declares that notwithstanding anything contained herein or in any other security documents the entire amounts of the term loans or the balances then due shall, if so decided by the Bank, become forthwith due and payable by the Borrower to the Bank, upon the happening of any of the following events and the Bank shall be entitled to enforce its security:

a.	Any instalments of the principal remaining unpaid for a period exceeding one month after the due date for payment thereof has expired;
b.	Any interest remaining unpaid and in arrears for a period of one month after the same have become due whether demanded or not;
c.
The Borrower committing any breach or default in the performance or observance of any of the covenants contained in these present and/or the Borrower’s proposal and/or the security documents or any other term or condition relating to the term loans;

d.	The Borrower entering into any arrangement or composition with the Borrower’s creditors or committing any act of insolvency;
e.	Any execution or distress being enforced or levied against the whole or any part of the Borrower’s property;
f.	On a winding up petition being filed or the Borrower being a limited company going into liquidation (except for the purpose of amalgamation or reconstruction);
g.	A receiver being appointed in respect of the whole or any part of the property of the Bank;
h.	The Borrower ceasing, or threatening to cease, to carry on business;
i.	The occurrence of any circumstance which is prejudicial to or impairs, imperils or depreciates or which is likely to prejudice, impair, imperil or depreciate the security given to the Bank; and
j.
The occurrence of any event or circumstance which prejudicially or adversely affect in any manner the capacity of the Borrower to repay the amount due under the term loans. On the question whether any of the above events has happened, the decision of the Bank shall be conclusive and binding on the Borrower. Provided always that the Bank may in its discretion refrain from forthwith enforcing its rights under this Agreement in site of the happening of any of the contingencies aforesaid and provided further that the failure or deal by the Bank in exercising any right, power or privilege hereunder or under any of the security documents shall no impair/extinguish the same or operate as waiver of the same nor shall any single or partial exercise of any right, power or privilege preclude any further exercise of the same or the exercise of any other right, power or privilege. The rights and remedies provided herein and in the security documents are cumulative and not exclusive of any rights and remedies provided by law.

56.
In respect of the credit facilities granted or to be granted by way of term loans or such facilities/liens of credit as may be granted in foreign currencies (hereinafter referred to as foreign currency loans), the Borrower hereby agrees and covenants with the Bank as under:

a.
The Bank may, without prejudice to any of the rights as may be available to the Bank under any other agreement, remit the instalments under the foreign currency loans by debiting the rupee equivalents of such instalments, as and when falling due, converted at such rate of exchange as may be ruling at the material time as between the concerned foreign currency and Indian Rupee and the Borrower hereby indemnifies the Bank against any claim or claims, loss or losses or damages, actions, costs and expenses whatsoever which may be brought or made against or sustained or incurred by the Bank (and whether paid by the Bank or not) or which the bank may become liable in making such remittances;

b.
In the event of the Borrower defaulting in effecting the remittance of any of the instalments falling due under the foreign currency loans, the Bank may, without prejudice to any other remedy or without being obliged to do so, shall be entitled to debit the Rupee equivalent of the said instalment (converted at such rate of exchange as may be ruling at the material time as between the concerned foreign currency and Indian rupee) to any cash credit/overdraft account of the Borrower opened or to be opened with the Bank and all such amounts so debited shall be charged with interest as applicable to the said account as provided in clause No. 14 above;

c.
Such remittances made by the Bank shall not absolve the Borrower protanto from his liability under the foreign currency loans nor shall they be deemed, in so far as the Borrower’s liability to the Bank and the relative security charged therefore in favour of the Bank are concerned, to reduce the outstandings under the foreign currency loans to the extent of the defaulted amounts of instalments so remitted by the Bank and notwithstanding the remittances so made, the Bank reserves the right of set off or other legal remedies as against the Borrower according to the law of the country where such foreign currency loans have been made available.

57.
In respect of the facilities granted by the Bank by issue of letters of credit, guarantees including deferred payment guarantees and indemnities whether in Indian or foreign currencies, the Borrower hereby agrees and covenants with the Bank as under:

a.
To indemnify the Bank against any claim or claims, loss or damage actions costs (as between Advocate and client), charges and expenses whatsoever which may be brought or made against or sustained or incurred by the Bank (and whether paid by the Bank or note) or which the Bank may become liable under or in respect of such letters of credit guarantees and indemnities;

b.
The Bank may in its sole absolute and unqualified discretion and without reference to the Borrower and without the Bank being required to ascertain whether or not there was any breach on the part of the Borrower of the a executed between the Borrower and the beneficiaries in whose favour the guarantees and/or indemnities are or were executed by the Bank and without the Bank being required to into the validity or otherwise of the demand for payment made against the Bank and notwithstanding any directions to the contrary given by the Borrower or any other person on the ground or dispute as to the liability of the Borrower or otherwise admit or compromise and pay or submit to arbitration or dispute or resist any claim or demand made against the Bank under or in respect of such guarantees and indemnities, the counter-indemnity/guarantee contained herein of the Borrower being available to the Bank in respect of any action or payment which the Bank may take or make; and

c.
In the event of any payment being made by the Bank pursuant to any letter of credit, guarantee/indemnity issued by the Bank on behalf of the Borrower, the Bank without prejudice to any other remedy it may have shall be entitled to debit the said payment to any account of the Borrower opened/to be opened with the Bank and all such amounts unless adjusted against any cash margin available and properly applicable to the said letter of credit, guarantee/indemnitee shall also be charged with interest as applicable to the account in which they are debited as provided in clause no. 14 above.

58.
If the Borrower be more than one individual all shall be bound hereunder jointly and severally or if a firm or members of a firm, such firm and all such members and all the members thereof, from time to time, shall be bound hereunder jointly and severally notwithstanding any changes in the constitution or style thereof and whether such firm consist of or be reduced to one individual at any time and that the Borrower be more than one individual at any time, any notice served on any such one individual shall be deemed to be service of such notice on all such individuals.

59.
Any notice or communication or demand by the Bank in writing to the Borrower under this a or any security documents shall be deemed to have been duly given to the Borrower by sending the same by post addressed to the Borrower at the address notified by the Borrower and such notice or communication or demand shall be deemed to have been received by the Borrower four days after the date of posting thereof and shall be sufficient if signed by any officer of the Bank and in proving such service it shall be sufficient if it is established that the envelope containing such notice, communication or demand was properly addressed and put into the post office.

60.
The Borrower shall bear and pay all costs, charges and expenses (between Advocate and Client) including stamp duty registration and other charges payable in respect of this a and also in respect of other security documents to be executed between the parties hereto as stipulated in this a and if any penalty or charges are paid or become payable by the Bank, the Borrower shall pay to the Bank the amount thereof with interest thereon at the rate aforesaid forthwith on demand by the Bank.

IN WITNESS WHEREOF the parties hereto have executed these presents the day and year first hereinabove written.

COMMON SEAL of Universal Biofuels Private Ltd. was hereunto affixed pursuant to a resolution of the Board of Directors of the said company passed in that behalf on the sixth day of December, 2008 in the presence of Smt. Anita Chandran, Director.

SIGNED by:	/s/ Surendra Ajjarapu	Name: /s/ Smt. Anita Chandran, Director

Department of the bank and as such one of the authorized officers of the said Bank for and on behalf of the bank